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                                                                  Exhibit 23.02

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in the Prospectus constituting part of this Post-effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated May 26, 1999, except as to the stock dividend described in
Note 8 which is as of July 21, 1999, relating to the financial statements and financial statement schedule of DSL.net, Inc., which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

October 5, 1999